UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2008

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Florida	333-141022	59-2318378
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3129 Tyrone Blvd.
St. Petersburg, Florida 33710
(Address of Principal Executive Offices)

(727) 381-2658
(Issuer Telephone number)

JOMAR Specialties, Inc.
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On April 18, 2008, Great East Bottles & Drinks (China) Holdings, Inc (the “Company”) dismissed its principal independent accountants, Randall N. Drake CPA, PA (“Drake”) . The decision to dismiss Drake as the Company’s principal independent accountant was approved by the Company’s Board of Directors on April 18, 2008. Drake’s report on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2007 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from January 1, 2006 through the date of Drake’s dismissal, there were no disagreements with Drake on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Drake, would have caused Drake to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such period. None of the “reportable events” described under Item 304(a)(1)(iv) of Regulation S-K occurred within the period from January 1, 2006 through December 31, 2007 or through the date of this report.

The Company has provided Drake with a copy of the foregoing disclosures, and Drake has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by the Company herein, attached hereto as Exhibit 16.1 .

On January 14, 2008, the Company engaged Madsen & Associates CPA Inc. (“Madsen”) as its new principal independent accountants, effective immediately upon the dismissal of Drake. The decision to engage Madsen as the Company’s principal independent accountants was approved by the Company’s Board of Directors on April 18, 2008. During the period from January 1, 2006 through December 31, 2007, and through the date of the Madsen’s engagement, the Company did not consult with Madsen regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

16.1	Letter of Randall N. Drake CPA, PA., dated April 21, 2008

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2008

GREAT EAST BOTTLES & DRINKS (CHINA) HOLDINGS, INC.

	By:	/s/ Stetson Chung
Name: Stetson Chung Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Randall N. Drake CPA, PA., dated April 21, 2008